UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Greerson G. McMullen

On June 1, 2006, CNL Hotels & Resorts, Inc. (the “Company”) entered into an employment agreement with Greerson G. McMullen (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McMullen has agreed to serve as Senior Vice President, General Counsel and Secretary of the Company, effective as of the Effective Time (as defined in the amended and restated agreement and plan of merger, dated as of April 3, 2006, by and among the Company and the other parties thereto (the “Merger Agreement”)). The Employment Agreement will become effective only if the merger contemplated by the Merger Agreement (the “Merger”) is consummated. The Employment Agreement’s initial term is from the Effective Time of the Merger through December 31, 2009.

Under the Employment Agreement, Mr. McMullen will receive an annual salary of $300,000, and may receive an annual increase in the sole discretion of the Company’s Board of Directors or the Compensation Committee of the Board. Mr. McMullen is also eligible to participate in the Company’s bonus plan, which will set forth various achievement or performance criteria that if achieved will entitle Mr. McMullen to receive a specified percentage of his salary. This bonus will be payable at three levels: at the threshold level, Mr. McMullen will receive 50% of base salary; at the target level, Mr. McMullen will receive 100% of base salary; and at the maximum level, Mr. McMullen will receive 125% of base salary. In addition, Mr. McMullen will participate in any group life, disability, health and other benefit plans that the Company adopts and will receive additional disability insurance benefits.

Mr. McMullen will be granted 23,625 shares of common stock in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in service with the Company, and he will be granted 107,625 shares of common stock in the form of stock units which will be subject to vesting based on the achievement of certain performance criteria over partial year, annual and cumulative performance periods starting December 31, 2006 and ending on the last day of each calendar year through December 31, 2009.

The Employment Agreement provides that in the event Mr. McMullen’s employment is terminated by the Company without cause or by Mr. McMullen for good reason, including a “change in control” (as defined in the Employment Agreement), he will be entitled to severance benefits. These benefits include a severance payment and continuing health benefits. In the event Mr. McMullen’s employment is terminated by the Company without cause or by Mr. McMullen for good reason, all of the outstanding and unvested shares of common stock that would have vested in the calendar year employment terminates (treating the performance criteria for the year of termination as fully satisfied) will be vested. In the event of a “change in control,” all outstanding awards of shares will be vested. Mr. McMullen will also receive severance benefits in the event the Employment Agreement is not renewed by the Company.

The Employment Agreement includes covenants protecting the Company’s confidential information and intellectual property and covenants regarding non-solicitation and non-competition. The Employment Agreement resulted from an arms-length negotiation between the Company and Mr. McMullen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: June 7, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer

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